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Exhibit 99.30a-2(b)CERT

CERTIFICATIONS PURSUANT TO RULE 30a-2(b) UNDER THE INVESTMENT COMPANY ACT OF
1940

     Anthony R. Manno, Jr., President, and Michael J. Heller, Treasurer and Controller of Security Capital Real Estate Mutual Funds Incorporated (the "Registrant"), each certify to the best of his knowledge that:

     1. The Registrant's periodic report on Form N-CSR for the period ended June 30, 2004 (the "Form N-CSR") fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934, as amended; and

     2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant. This certification is being furnished to the Commission solely pursuant to 18 U.S.C. ss. 1350 and is not being filed as part of the Form N-CSR filed with the Commission.


By: /s/ Anthony R. Manno Jr.
    --------------------------------
    Anthony R. Manno Jr.
    President

Date: September 9, 2004


By: /s/ Michael J. Heller
    --------------------------------
    Michael J. Heller
    Treasurer and Controller

Date: September 9, 2004